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                                                                    EXHIBIT (23)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 (Numbers 33-57363, 33-53111, 2-97721, 33-9934 and 2-97721) and Form S-8 (Numbers 333-06955, 333-
06963, 33-54377, 33-38033, 33-38032, 33-29149, 2-97721, 2-97131 and 2-82642) of
our report dated February 6, 1999, which appears on page 42 of the 1998 Annual Report to Shareholders of Nalco Chemical Company, which is incorporated by reference in Nalco Chemical Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 12 of this Form 10-K. We also consent to the incorporation by reference in the Registration Statement of our report dated March 26, 1999 appearing on page 1 of the Annual Report of the Nalco Chemical Company Profit Sharing, Investment and Pay Deferral Plan on Form 11-K for the year ended December 31, 1998.

                                          PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
March 30, 1999